Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-55285, 33-57801, 333-21867, 333-24955, 333-26621, and 333-185162 on Form S-3, and Registration Statement Nos. 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, 333-151887, 333-166767, and 333-166768 on Form S-8 of our report dated August 19, 2013, with respect to the consolidated financial statements of Vanguard Health Systems, Inc. for the year ended June 30, 2013, incorporated by reference in this Current Report (Form 8-K) of Tenet Healthcare Corporation.

/s/ Ernst & Young LLP

Nashville, Tennessee
September 30, 2013